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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of The Colonial BancGroup, Inc., on Form S-8 (File No. 2-89959), Form S-8 (File No. 33-11540), Form S-8 (File No. 33-13376), Form S-8 (File No. 33-41036), Form
S-8 (File No. 33-47770), Form S-8 (File No. 33-63347), Form S-8 (File No.
33-78118), Form S-8 (File No. 333-10475), Form S-8 (File No. 333-11255), Form
S-3 (File No. 33-5665), and Form S-3 (File 33-62071) of our report dated February 23, 1996, on our audits of the consolidated financial statements of The Colonial BancGroup, Inc., as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 and our report dated February 23, 1996, except Notes 1 and 2 as to which the date is July 3, 1996, on our audits of the supplemental consolidated financial statements of The Colonial BancGroup, Inc., as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which reports are included in this Form 8-K.

                                          COOPERS & LYBRAND, L.L.P.
Montgomery, Alabama
September 26, 1996